UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Addition of Lorillard Licensing Company LLC as Guarantor to Reynolds American Inc. Credit Agreement and Indenture

As previously reported, on December 18, 2014, Reynolds American Inc. (“RAI”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and various other institutions party thereto as agents, bookrunners, arrangers and/or lenders thereunder (the “Credit Agreement”). The Credit Agreement provides for a five-year, $2.00 billion senior unsecured revolving credit facility. Certain of RAI’s subsidiaries guarantee RAI’s obligations under the Credit Agreement pursuant to a Subsidiary Guarantee Agreement dated as of December 18, 2014 (the “Subsidiary Guaranty”).

On August 31, 2015, Lorillard Licensing Company LLC (“Lorillard Licensing”) and the Administrative Agent entered into a Joinder Agreement to the Subsidiary Guarantee (the “Joinder Agreement”) for the purpose of adding Lorillard Licensing as a guarantor under the Credit Agreement. Lorillard Licensing became an indirect wholly owned subsidiary of RAI as a result of the previously reported completion of RAI’s acquisition of Lorillard, Inc. and its subsidiaries.

In addition, on September 2, 2015, RAI, certain of RAI’s subsidiaries (constituting the same subsidiaries that guarantee the Credit Agreement), including Lorillard Licensing, and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), entered into a supplemental indenture (the “Fourth Supplemental Indenture”) to that certain Indenture dated May 31, 2006 (the “2006 Indenture”), among RAI, as issuer, certain RAI subsidiaries thereto, as guarantors, and the Trustee, for the purpose of adding Lorillard Licensing as a guarantor under the 2006 Indenture and the debt securities issued pursuant thereto. The 2006 Indenture provides for the issuance by RAI from time to time of an unlimited amount of debt securities. There is currently approximately $17.2 billion in aggregate principal amount of debt securities outstanding under the 2006 Indenture.

Under the terms of the Credit Agreement, a new Material Subsidiary of RAI (as such term is defined in the Credit Agreement) must be added as a guarantor of the Credit Agreement, and the 2006 Indenture requires that a new guarantor of the Credit Agreement be added as a guarantor of the 2006 Indenture and the debt securities issued thereunder.

The Administrative Agent and the Trustee, or their respective affiliates, have engaged in, and may in the future engage in, commercial or investment banking, corporate trust or other commercial dealings in the ordinary course of business with RAI or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summaries of the Joinder Agreement and the Fourth Supplemental Indenture are qualified in their entirety by reference to the full text of the Joinder Agreement and Fourth Supplemental Indenture attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

4.1	Fourth Supplemental Indenture dated September 2, 2015, to Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Mellon Trust Company, N.A.

10.1	Joinder Agreement dated August 31, 2015 by and between Lorillard Licensing Company LLC and JPMorgan Chase Bank, N.A., as Administrative Agent, to the Subsidiary Guarantee dated December 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture dated September 2, 2015, to Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Mellon Trust Company, N.A.

10.1	Joinder Agreement dated August 31, 2015 by and between Lorillard Licensing Company LLC and JPMorgan Chase Bank, N.A., as Administrative Agent, to the Subsidiary Guarantee dated December 18, 2014.